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                                                                   EXHIBIT 10.40


                       MARKETING AND ADVERTISING AGREEMENT

         THIS MARKETING AND ADVERTISING AGREEMENT (this "Agreement") is entered into this 26th day of April, 1999, by and between Park 'N View, Inc., a Delaware corporation ("PNV"), with its headquarters at 11711 NW 39th Street, Coral Springs, Florida 33065 and Volvo Trucks North America, Inc., a Delaware corporation ("Volvo"), with its headquarters at 7825 National Service Road, Greensboro, NC 27409.

         WHEREAS, PNV has designed and developed the concept and equipment ("the System") to provide certain telecommunications, data transmission and cable TV and other services (the "Television and Telecommunications Services") and is in the process of developing Internet access services (together with the Television and Telecommunications Services, the "Services") at truckstops with which PNV has (or from time to time will have) entered into contracts (the "Truckstops"); and

         WHEREAS, Volvo desires to promote Volvo Products and the products of certain third parties which Volvo and PNV shall mutually agree upon (including Cummins engine products) (collectively, "Volvo Products") to PNV customers by marketing the Volvo Products to PNV customers and PNV desires to promote its Services to Volvo customers by marketing the Services to Volvo customers.

         NOW THEREFORE, in consideration of the mutual promises and covenants contained herein, Volvo and PNV (hereinafter collectively being referred to as the "Parties"), intending to be legally bound, hereby mutually agree as follows:

1.       Volvo Advertising.

         (a)      Broadcast Advertising.

                  (i) PNV hereby agrees to broadcast on its television DEN channel (the "DEN Channel") certain advertisements for the Volvo Products (the "Volvo Ads") which shall be supplied by Volvo to PNV at Volvo's sole expense and shall be the sole property of Volvo, provided that PNV shall not broadcast Volvo Ads for third party products if the broadcast of such Volvo Ads would violate broadcast exclusivity rights PNV has granted or grants to other persons. If PNV deems the Volvo Ads to be in poor taste or otherwise unsuitable for broadcast on the DEN Channel, PNV shall inform Volvo and thereafter PNV and Volvo shall cooperate to revise the content of the Volvo Ads so that the Volvo Ads are suitable for broadcast on the DEN Channel. The terms "Volvo Products" and "Volvo Ads" shall include ads for products or services placed by subsidiaries and affiliates (both wholly-owned and partially-owned) of Volvo.

                  (ii) During each two (2) hour loop of taped video broadcast transmitted on the DEN Channel by PNV, PNV agrees to broadcast up to thirty-three minuets of Volvo Ads



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which shall be provided by Volvo in its sole discretion; provided that, during the first year of the Term (as defined below), if PNV shall increase the length of the loop of taped video broadcast, it shall play such additional Volvo Ads that Volvo shall provide to PNV such that for every additional fifteen (15) minutes of taped video broadcast, PNV shall play four (4) additional minutes of Volvo Ads.

                  (iii) During the first year of the Term, PNV shall not accept advertising or enter into any agreement to advertise products or services of Volvo's competitors, defined as any other manufacturer of class 4-8 trucks, on the DEN Channel. Thereafter, unless the Parties agree to extend this period of exclusivity as provided in (iv) below, PNV may allow any person, corporation, partnership or other entity in any trade category to advertise on the DEN Channel.

                  (iv) Subject to Section 3, Volvo may elect to extend the period of exclusivity through the second year of the Term, provided that Volvo gives written notice to PNV of such election ninety (90) days prior to the first anniversary of the date upon which this Agreement commences. If Volvo elects to extend its period of exclusivity, its exclusive right to place banner advertisements on PNV's Website (as defined below), as provided in subsection
(c) shall be likewise extended through the second year of the Term

         (b)      PNV Connections Magazine Advertising.

                  (i) During the Term, PNV hereby agrees to place in PNV Connections Magazine, a monthly periodical published by PNV, the following advertisements: (i) One (1) full-page advertisement for Volvo Products on the back cover of PNV Connections Magazine; (ii) one (1) full page advertisement to be placed inside PNV Connections Magazine; and (iii) four (4) advertisements sized one-quarter of one magazine page to be placed in the program guide section of PNV Connections Magazine (collectively, the "PNV Magazine Ads"). Except as provided above, the placement of the PNV Magazine Ads in PNV Connections Magazine shall be determined by the staff of PNV Connections Magazine. Volvo's right to advertise Volvo Products in PNV Connections Magazine shall not be exclusive. PNV shall not publish Volvo-placed advertisements for third-party products in PNV Connections Magazine if the placement of such advertisements would violate exclusivity rights PNV has granted or grants to other persons.

                  (ii) Volvo shall supply the PNV Magazine Ads in camera-ready form to PNV at Volvo's sole expense and the PNV Magazine Ads shall be the sole property of Volvo. If PNV deems the PNV Magazine Ads to be in poor taste or otherwise unsuitable for publication in PNV Connections Magazine, PNV shall inform Volvo and thereafter PNV and Volvo shall cooperate to revise the content of the PNV Magazine Ads so that the PNV Magazine Ads are suitable for publication in PNV Connections Magazine.



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         (c)      Internet Advertising.

                  (i) PNV will provide banner space on pages of PNV's World Wide Web site, www.ParkNView.com (the "PNV Website"), to Volvo for the Volvo Products, provided that PNV shall not place advertisements on the PNV Website for Volvo Products which are third party products if the placement of such advertisements would violate exclusivity rights PNV has granted or grants to other persons. The Volvo banner advertising shall appear on the top half of the home page of PNV. Volvo may revise the content of the banner advertising at any time, provided that it does not revise the banner more than one (1) time per month.

                  (ii) During the first year of the Term, Volvo shall be the only advertiser of Class 4 through 8 trucks on the top half of the above the fold space on PNV's home page (i.e., the page located at the internet address www.ParkNView.com). Thereafter, unless the Parties agree to extend the period of exclusivity as provided in subsection (a) above, PNV may allow any person, corporation, partnership or other entity in any trade category to place banner advertisements on PNV's home page or otherwise on the PNV Website. Except as set forth in this subsection(c), PNV shall have the right to allow any person, corporation, partnership or other entity in any trade category to advertise anywhere on PNV's Website.

         (d)      Voice Response Unit Advertising.

                  (i) At Volvo's option, PNV will include ten (10) second spots on the messages PNV plays on its voice response unit ("VRU") which promote the Volvo Ads on the DEN Channel. Such spots shall be included on any truck driver's VRU messages no more than two (2) times per month.

2.       Marketing PNV Services.

         (a) Volvo may purchase twelve (12) month memberships for the Services for resale to Volvo customers which shall consist of the level of services set forth on Schedule A hereto. Volvo shall pay a fee of $15 per month for each such membership, which shall be payable monthly in arrears on or prior to the tenth day of the next succeeding month.

         (b) If a Volvo customer is in breach of its agreement with Volvo, Volvo may terminate such customer's membership at any time. Volvo shall provide PNV five (5) days prior written notice that it intends to terminate such customer's membership. Upon such termination, Volvo shall be relieved of its monthly membership fee obligation to PNV.

         (c) In connection with the sale of Volvo Class 8 trucks, PNV shall allow Volvo dealers to purchase one (1) year memberships for the Services for purchasers of Volvo Class 8 trucks at a fee of $250 per year per membership, which shall be payable by the Volvo dealer to PNV at the time of the purchase of the membership. The level of services to be provided in such membership is set forth on Schedule A hereto.


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         d) PNV agrees that the Playboy channel and/or other adult entertainment channels will not be offered or included in PNV's basic level of services.

3.       Consideration.

         In consideration of the foregoing, Volvo shall pay to PNV $600,000 during the Term, which amount shall be paid quarterly, payable on the first day of each quarter, commencing on the date this Agreement commences. If Volvo elects to extend its period of exclusivity, as provided in Section 2, for advertising on the DEN Channel and the PNV Website during the second year of the Term, Volvo shall pay to PNV an additional $300,000, which amount shall be paid quarterly (in addition to other amounts payable to PNV), payable on the first day of each quarter, commencing on the first anniversary of the date upon which this Agreement commences.

4.       Trademarks and Service Marks.

          (a) The parties acknowledge that "Park 'N View" [or other mark to be used that we have registered used] and "Volvo" [or any other registered mark we will use] are registered trademarks or otherwise owned by PNV and Volvo respectively.

         (b) This Agreement shall not convey to PNV or Volvo any ownership rights or right to use trademarks, service marks, trade names or logos ("Marks") owned or used by the other party other than as permitted in the performance of its obligations under this Agreement. Nothing shall give PNV or Volvo any right, title or interest in or to any such Marks other than use pursuant to this Agreement.

         (c) All use of the parties' Marks hereunder shall inure to the sole benefit of the owner of those Marks. The parties agree not to take any action that would impair or challenge the other party's ownership or rights in and to those Marks.

         5. Term. The term of this Agreement, shall be for a period of two (2) years (the "Term") commencing on June 1, 1999 unless the parties mutually agree in writing that this Agreement shall commence at a later date; provided, however, that this Agreement shall commence no later than July 1, 1999.

         (a) In the event the average number of PNV's member activations falls below 160,000 per month for three consecutive months, Volvo reserves the right to terminate this Agreement. In the event of such termination, both parties will be relieved of any further obligations contemplated by this Agreement. Volvo shall have the right, upon reasonable advance notice, to audit PNV's books and records to determine or verify activation or subscription rates.

         6. Indemnification. Volvo shall be responsible for the contents of all advertising provided by it, and agrees to indemnify and hold harmless PNV for all claims, actions and suits arising therefrom. PNV shall be responsible for the contents of all advertising provided


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by it, and agrees to indemnify and hold harmless Volvo for all claims, actions and suits arising therefrom.

         7. Assignment. Each party may, with the prior written consent of the other Party, such consent not to be unreasonably withheld, sell, assign, transfer or otherwise dispose of its interest in this Agreement provided that the said acquiror will (i) assume all of such Party's rights and obligations hereunder; and (ii) will be bound by the terms of this Agreement.

         Volvo shall also have the option during the first year of the Term, without assigning its rights under this Agreement, to sell or transfer any advertising services on the DEN Channel to Volvo's advertising partners, provided that, (i) the price for such advertising services shall be the price set forth on the then current rate card on the DEN Channel, unless PNV, it its sole discretion allows the price to be less than the current rate card to facilitate Volvo's key strategic partnerships or projects, (ii) such advertising services notably feature Volvo Products, and (iii) the advertising services do not violate broadcast exclusivity rights PNV has granted or grants to other persons. During the second year of the Term, if Volvo does not have sufficient advertising content to fill the time allotted for Volvo's broadcast advertisements on the DEN Channel, Volvo shall first offer to sell such advertising services on the DEN Channel to PNV on terms to be mutually agreed upon by the parties. If PNV does not purchase such advertising services within 45 days of receiving such offer, Volvo may sell such advertising services to its advertising partners provided that it complies with clauses (i) through (iii) of the first sentence of this paragraph. Notwithstanding the foregoing, Volvo may, with the prior written consent of PNV, which consent shall not to be unreasonably withheld, sell a limited number of advertising services, as shall be agreed upon by PNV and Volvo, on the DEN Channel which do not notably feature Volvo products.

         8. Breach. In the event that either party shall fail in any material respect to perform any obligation under this Agreement, the other party may in writing notify the non-performing party that such failure constitutes a breach. If the breach is not remedied or cured within thirty (30) days following receipt of the notice of breach, without limiting any other remedy which may be available, the non-breaching party may terminate this Agreement by notice to the breaching party.

         9. Ownership and Confidentiality. Volvo recognizes and agrees that, except as otherwise provided herein, PNV shall, during the term of this Agreement and thereafter, retain sole ownership of the System. Volvo recognizes the proprietary nature of the concept and the design of the System and the Services. Accordingly, except as otherwise provided herein, Volvo and PNV agree to maintain and cause each of its employees and agents to maintain and keep strictly confidential the terms and provisions of this Agreement, and all confidential information it obtains or receives in conjunction with the operation of the System or the Services.


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         10.      General Provisions.

                  (a) Notices. All notices required or permitted hereunder shall be in writing and, may either be delivered by overnight courier, transmitted by facsimile, or delivered by the United States Mail, postage prepaid, addressed as follows:

                  To PNV:                Steve Conkling
                                         President
                                         Park 'N View, Inc.
                                         11711 NW 39th Street
                                         Coral Springs, Florida 33065
                                         Fax Number: (954) 745-7899

                  With a copy to:        James M. O'Connell, Esq.
                                         Kilpatrick Stockton LLP
                                         P.O. Box 300004
                                         Raleigh, North Carolina 27622
                                         Fax Number:  (919) 420-1800

                  To Volvo:              Mike Delaney
                                         Volvo Trucks North America, Inc.
                                         7900 National Service Road
                                         Greensboro, NC 27409
                                         Fax Number:  (336) 393-2277

                  With a copy to:        General Counsel
                                         Volvo Trucks North America, Inc.
                                         7900 National Service Road
                                         Greensboro, NC 27409
                                         Fax Number:  (336) 393-2009

All notices shall be deemed delivered only upon actual receipt. Any party may change its address for purposes of this Agreement by giving notice of such change to the other parties pursuant to the terms of this Section 10(a).

                  (d) Actions; Further Assurances. Subject to the terms and conditions of this Agreement, each party agrees to: (i) take or cause to be taken as promptly as practicable all actions and obligations arising herein; and
(ii) do or cause to be done all things to fulfill and comply with its obligations or the obligations of the other parties to consummate the transactions contemplated herein.

                  (e) Press Releases. PNV and Volvo shall consult with each other as to the form and content of all press releases and other public disclosures of matters relating to this Agreement, the System and the Services. Nothing in this section shall prohibit PNV or Volvo from making any disclosure which its legal counsel deems necessary or advisable to fulfill such


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party's disclosure obligations under applicable law. All public disclosures shall be transmitted by telecopier to the other party for approval prior to publication or dissemination.

                  (f) Section Headings. The section headings in this Agreement are for convenience of reference only and shall not be deemed to alter or affect any provision hereof.

                  (g) Applicable Law. This Agreement shall be governed by the laws of the State of Florida.

                  (h) Schedules. The Schedules attached to this Agreement are integral parts of this Agreement and all references to this Agreement shall include the Schedules.

                  (i) Modification. This Agreement shall not be modified or amended except by an instrument in writing executed by the Parties to this Agreement.

                  (j) Successors And Assigns. This Agreement shall apply to, and be binding upon, the parties and their respective successors and permitted assigns (as determined under Section 7).

                  (k) Severability. If any part or sub-part of this Agreement is found or held to be invalid, that invalidity shall not affect the enforceability and binding nature of any other part of this Agreement.

                  (l) Arbitration. Any controversy, dispute or question arising out of, or in connection with, or in relation to this Agreement or the interpretation, performance or non-performance or any breach thereof may, by mutual agreement, be determined by arbitration conducted in the home office of the party not bringing the claim in accordance with the then existing rules of the American Arbitration Association. PNV and Volvo shall each select one arbitrator, and the two arbitrators shall select a third with the same qualifications. Any decision rendered shall be binding upon the Parties, however, the arbitrators shall have no authority to grant any relief that is inconsistent with this Agreement. The expense of arbitration shall be shared equally by the Parties.

                  (m) Integration; Entire Agreement. This Agreement (including Schedules, documents and instruments referenced herein) constitutes the entire agreement among the Parties and supersedes all prior agreements and understandings, both written and oral, among the Parties with respect to the subject matters hereof.

                  (n) Counterparts. This Agreement may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original and all of which together shall constitute one and the same instrument.

          IN WITNESS WHEREOF, Volvo and PNV have caused this Agreement to be executed pursuant to appropriate legal authority duly given, as of the day and year first above written.


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WITNESSES:
                                        PARK 'N VIEW, INC., a
                                        Delaware corporation
_______________________________
_______________________________         By: /s/ Steve Conkling
                                            -----------------------------------
                                            Steve Conkling, President


                                        VOLVO TRUCKS NORTH
                                          AMERICA, INC.
_____________________________
_____________________________           By: /s/ Mike Delaney
                                            -----------------------------------
                                            Name: Mike Delaney
                                            Title: VP - Marketing






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                                   SCHEDULE A

                          PNV-VOLVO MEMBERSHIP DETAILS

The following Cable TV stations (or Comparable Stations):

================================================================================
             Channel #                                        Program
--------------------------------------------------------------------------------
                04                                              HBO
--------------------------------------------------------------------------------
                05                                              HBO2
--------------------------------------------------------------------------------
                06                                              HBO3
--------------------------------------------------------------------------------
                07                                           DISCOVERY
--------------------------------------------------------------------------------
                08                                             ESPN 2
--------------------------------------------------------------------------------
                09                                              FOX
--------------------------------------------------------------------------------
                10                                              DEN
--------------------------------------------------------------------------------
                11                                             CNN HN
--------------------------------------------------------------------------------
                12                                            WEATHER
--------------------------------------------------------------------------------
                13                                              ESPN
--------------------------------------------------------------------------------
                14                                              NBC
--------------------------------------------------------------------------------
                15                                              ABC
--------------------------------------------------------------------------------
                16                                              A&E
--------------------------------------------------------------------------------
                17                                              CBS
--------------------------------------------------------------------------------
                18                                              TNN
--------------------------------------------------------------------------------
                19                                              TNT
--------------------------------------------------------------------------------
                20                                              WGN
--------------------------------------------------------------------------------
                21                                              PNV
================================================================================

Long-distance Telephone Services:
15 minutes per month free


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